UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2011

Sears Holdings Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51217

Delaware	20-1920798
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

847-286-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2011, the Board of Directors of Sears Holdings Corporation (the "Company") appointed William K. Phelan to the position of acting Chief Financial Officer, effective immediately. He will replace Michael D. Collins, currently Senior Vice President and Chief Financial Officer, who resigned on May 20, 2011 to pursue another opportunity. Mr. Collins will remain with the Company until June 10, 2011 in order to ensure a smooth transition.

Mr. Phelan, age 48, was elected Senior Vice President and Controller of the Company in September 2007. From December 2007 until December 2008, he also served as the Company's Treasurer. From the consummation of the merger involving Kmart Holding Corporation and Sears, Roebuck and Co. in March 2005 until September 2007, Mr. Phelan served as Vice President and Controller. Prior to the consummation of the merger, he served in a variety of finance positions with Sears, Roebuck and Co., which he joined in 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sears Holdings Corporation

Date: May 20, 2011	By:	/s/ Dorian R. Williams
Dorian R. Williams
Vice President, Deputy General Counsel and Assistant Secretary